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                                     EXHIBIT 2.1

                  Exchange Agreement by and between OnLine Hearing
                        and Rompus-BC Effective July 30, 1999















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         THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES"
     AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.  THE SECURITIES MAY
       NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN
      EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH
               IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                     AGREEMENT FOR THE EXCHANGE  OF COMMON STOCK

          AGREEMENT made effective as of the 30th day of July, 1999, by and among Online Hearing Dot Com., Co., a Florida corporation, (the "ISSUER"), and Bradley Wilson, Patti Cooke, and MLI Group, Inc., ("the Shareholders"), Rompus CD-Rom Limited, a British Columbia corporation ("Rompus"), and the shareholders of Rompus (the "Rompus Shareholders". The shareholdes of Rompus are listed in Schedule A hereto and incorporated herein by this reference.)

     In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

     THE PARTIES HERETO AGREE AS FOLLOWS:

     a..    EXCHANGE OF SECURITIES.     Subject to the terms and conditions
of this Agreement, the ISSUER agrees to issue to certain shareholders of Rompus, as indicated in Schedule A, 4,500,000 shares of the restricted common stock of ISSUER, $0.0001 par value and to certain shareholders of Rompus, as indicated in Schedule A, 9,000,000 shares of preferred stock Series A (collectively referred to as the "Shares"), in exchange for 100% of the issued and outstanding common shares of Rompus such that Rompus shall become a wholly owned subsidiary of the ISSUER. As a material inducement to the transaction, the Shareholders will cancel 9,000,000 shares of its restricted
common stock of the ISSUER.   The rights and privileges attached to the
preferred stock issued hereby is contained in the Voting, Support and Exchange Agreement by and between ISSUER and Rompus of even date herewith, attached hereto as EXHIBIT "E" and incorporated herein by this reference as if set forth in full,

     b..    REPRESENTATIONS AND WARRANTIES.   ISSUER and Shareholders represent
and warrant to Rompus the following:

            i. ORGANIZATION. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

            ii. CAPITAL. The authorized capital stock of ISSUER consists of 80,000,000 shares of common stock, $0.001 par value, of which 16,601,573 shares are issued and outstanding. The authorized capital stock of ISSUER also consists of 20,000,000 shares of preferred stock, $.0001 par value, of which no shares are issued or outstanding. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a


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lawful transaction and in accordance with the laws of Florida. A full and complete list of all the stockholders of ISSUER is attached hereto as EXHIBIT
"A".   An opinion of counsel for ISSUER regarding the tradeability of the free trading stock is attached hereto as EXHIBIT "B"

            iii. OTC BULLETIN BOARD LISTING. The Company is currently listed on the OTC Electronic Bulletin Board with the following trading symbol: ONLH.

                    (1)   FINANCIAL STATEMENTS.   The audited Financial
Statements of the ISSUER as of December 31, 1998, and the related statements of income and retained earnings for the period then ended have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the financial statements. The audited financial statements are attached hereto as EXHIBIT "C".

            iv.     ABSENCE OF CHANGES.      Since the date of the financial
statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

            v.      LIABILITIES.   ISSUER does not have any debt, liability,
or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments. Provided, however, the ISSUER is subject to certain UCC liens on its assets as indicated in EXHIBIT "D" hereto. ISSUER undertakes to satisfy or remove such liens as a condition precedent to closing.

                    (1)   ABILITY TO CARRY OUT OBLIGATIONS.      ISSUER has
the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

                    (2)   FULL DISCLOSURE.   None of representations and
warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                    (3)   CONTRACT AND LEASES.    ISSUER is not currently
carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

            vi.     COMPLIANCE WITH LAWS.    To the best of its knowledge,
ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation.

            vii.    LITIGATION.    ISSUER  is not (and has not been) a party to
any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the


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best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

            viii.   CONDUCT OF BUSINESS.     Prior to the closing, ISSUER shall
conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities,
(5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

            ix. CORPORATE DOCUMENTS. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

                          (a) Articles of Incorporation;
                          (b) Bylaws;
                    (1)   Minutes of Shareholders Meetings;
                    (2)   Minutes of Directors Meetings;
                          (a) List of Officers and Directors;
                    (3) Audited Financial Statements of the Company dated December 31, 1998 statements described in Section 2(iii);
                    (4) Stock register and stock records of ISSUER and a current, accurate list of ISSUER's shareholders.

            x. DOCUMENTS. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Florida.

            xi.     TITLE.    The Shares to be issued pursuant to this Agreement
will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares, impair, restrict or delay any voting rights with respect to the Shares.

            xii. COUNSEL. ISSUER represents and warrants that prior to Closing, it has been represented by independent counsel.

     c..    Rompus represents and warrants to ISSUER the following:

            i. ORGANIZATION. Rompus is a company duly organized, validly existing, and in good standing under the laws of British Columbia, Canada and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in British Columbia. All actions taken by the Incorporators, directors and shareholders of Rompus have been valid and in accordance with the laws of British Columbia.

            ii. COUNSEL. Rompus represents and warrants that prior to Closing, it has been represented by independent counsel.

     d..    INVESTMENT INTENT.     Rompus is acquiring the Shares for its own
account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.


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     e..    CLOSING.      The closing of this transaction shall take place at
the law offices of Horwitz & Beam, Two Venture Plaza, Suite 350, Irvine, California 92618. Unless the closing of this transaction takes place on or before July 30, 1999, then either party may terminate this Agreement.

     f..    DOCUMENTS TO BE DELIVERED AT CLOSING.

                    (1)   By the ISSUER

                    (2) Board of Directors Minutes authorizing the issuance of a certificate or certificates for the 13,500,000 shares to be issued pursuant to this Agreement.

                    (3) Instructions to the ISSUER's transfer agent to cancel 9,000,000 shares of Shareholders' restricted common stock of the ISSUER.

                    (4) The resignation of the current officers and directors of ISSUER.

                    (5)   A Board of Directors resolution appointing   William
Greenhalgh, Hugh Mansfield, Jeff Popham, Martin Tiernay, and Shawn Smith as directors of ISSUER.

                    (6) Audited financial statements of ISSUER for the period ending December 31, 1998.

                    (7) The opinion of counsel for the ISSUER as to the tradeability of the free trading stock

                    (8) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

            i..     ROMPUS

                    (1) Delivery to the ISSUER, or to its Transfer Agent, the certificates representing 100% of the issued and outstanding common stock of Rompus.

                    (2) Board of directors and Shareholders resolutions authorizing the transactions contained herein.

     g..    MISCELLANEOUS.

            i.      CAPTIONS AND HEADINGS.   The Article and paragraph  headings
throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

            ii. NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

            iii. CHOICE OF LAW. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Florida, If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Miami-Dade County, Florida. In the event suit or


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action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

            iv. NON WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

            v.      TIME OF ESSENCE.    Time is of the essence of this Agreement
and of each and every provision hereof.

            vi. ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

            vii. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            viii.   NOTICES.   All notices, requests, demands, and other
communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

            ISSUER:                1543 Bayview Avenue, Suite 409
            and Shareholders       Toronto, Ontario
                                   M4G 1B5 Canada

            Rompus:                Rompus CD-Rom Production, Ltd.
                                   225 Richmond Street West, Suite 302A
                                   Toronto, Ontario
                                   M5V 1W2 Canada

            Copy to:               Patti L.W. McGlasson, Esquire
                                   Horwitz and Beam
                                   2 Venture Plaza,  Suite 350
                                   Irvine CA 92618


     IN WITNESS WHEREOF, the undersigned has executed this Agreement effective July 30, 1999.


ONLINE HEARING DOT COM, CO.        ROMPUS CD-ROM PRODUCTION LTD.

By:  /s/ Bradley Wilson            By: /s/ Shawn Smith
    -----------------------            --------------------------
                                        Shawn Smith
Its: President                     Its: Chief Executive Officer


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SHAREHOLDERS

By: /s/ Bradley Wilson
    -----------------------
     Bradley Wilson

By: /s/ Patti Cooke
    -----------------------
     Patti Cooke

MLI GROUP, INC.

By:   /s/ George Dragone
    -----------------------

Its: President












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                                     EXHIBIT "A"

                                   SHAREHOLDER LIST













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                                     EXHIBIT "B"

                                  OPINION OF COUNSEL














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                                     EXHIBIT "C"

                             AUDITED FINANCIAL STATEMENTS














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                                     SCHEDULE "A"

                                SHAREHOLDERS OF ROMPUS

Shareholders to receive Common Stock








Shareholders to receive Preferred Stock












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                                     EXHIBIT "D"

                                      UCC LIENS











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                                     EXHIBIT "E"

                        VOTING, SUPPORT AND EXCHANGE AGREEMENT